EXHIBIT 4.16

AMENDMENT NO. 1
TO THE DECLARATION OF TRUST OF UNUMPROVIDENT FINANCING TRUST II

This Amendment No. 1 to the Declaration of Trust of UnumProvident Financing Trust II (the “Trust”), dated as of November 1, 2002 (this “Amendment”), is entered into among UnumProvident Corporation, a Delaware corporation, as depositor, Chase Manhattan Bank USA, National Association, as trustee (the “Delaware Trustee”), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Property Trustee”), and Susan N. Roth, an individual, as trustee.

WHEREAS, the parties hereto entered into a Declaration of Trust of the Trust, dated as of August 14, 2000 (the “Original Declaration”), and a Certificate of the Trust was filed with the Secretary of State of the State of Delaware on August 14, 2000;

WHEREAS, the Property Trustee has changed its name from The Chase Manhattan Bank to JPMorgan Chase Bank; and

WHEREAS, to reflect the foregoing, the parties hereto desire to amend the Original Declaration.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, agree as follows:

AMENDMENT

The undersigned hereby confirm that The Chase Manhattan Bank has changed its name to JPMorgan Chase Bank.

MISCELLANEOUS

1.    This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

2.    This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

3.    This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

4.    Except as modified by this Amendment, the Original Declaration will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

UNUMPROVIDENT CORPORATION, as Depositor

By:	/s/ J. HAROLD CHANDLER
Name:	J. Harold Chandler
Title:	President and Chief Executive Officer

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ JOHN J. CASHIN
Name:	John J. Cashin
Title:	Vice-President

JPMORGAN CHASE BANK, as Property Trustee

By:	/s/ JAMES D. HEANEY
Name:	James D. Heaney
Title:	(Vice President)

/s/ SUSAN N. ROTH
Susan N. Roth, as Trustee